Exhibit 99.1

MODERN CITY ENTERTAINMENT, LLC

(A Development Stage Company)

REPORT & FINANCIAL STATEMENTS

March 31, 2007 and December 31, 2006

(Stated in US Dollars)

MODERN CITY ENTERTAINMENT, LLC
(A DEVELOPMENT STAGE COMPANY)

Kramer Weisman and Associates, LLP
Certified Public Accountants
12515 Orange Drive, Suite 814
Davie, Florida  33330

Independent Auditor’s Report

To The Members of
Modern City Entertainment, LLC
Fort Lauderdale, Florida

We have audited the accompanying balance sheets of Modern City Entertainment, a Florida limited liability corporation as of March 31, 2007 and December 31, 2006 and the related statements of operations, members’ equity and cash flows for the period from May 9, 2006 (Inception) to March 31, 2007.  These financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Modern City Entertainment LLC, as of March 31, 2007 and the results of its operations for the period from May 9, 2006 (Inception) to March 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/   Kramer Weisman and Associates, LLP
      Certified Public Accountants

June 12, 2007
Davie, Florida

MODERN CITY ENTERTAINMENT, LLC
(A Development Stage Company)
BALANCE SHEETS
December 31, 2006 and March 31, 2007
(Stated in US Dollars)

	March 31	December 31
	2007	2006
ASSETS

Current
Cash	$213,477	$325,005

Equipment– Note 3	1,691	-

Screenplay rights – Note 4	30,000	-

Deferred compensation costs – Note 5	486,112	-

	$731,280	$325,005

LIABILITIES

Current
Accounts payable and accrued liabilities	$48,000	$34,500
Credit card payable	7,500	5,719

	55,500	40,219

MEMBERS’ EQUITY

Members’ equity, including deficit accumulated
during the development period	675,780	284,786

	$731,280	$325,005

 The accompanying notes are an integral part of these financial statements.

MODERN CITY ENTERTAINMENT, LLC
(A Development Stage Company)
STATEMENTS OF OPERATIONS
for the three months ended March 31, 2007 and
for the period May 9, 2006 (Date of Inception) to December 31, 2006 and
for the period May 9, 2006 (Date of Inception) to March 31, 2007
(Stated in US Dollars)

		Period from	Period from
	Three months	May 9, 2006	May 9, 2006
	Ended	(Inception) to	(Inception) to
	March 31	December 31	March 31
	2007	2006	2007

Expenses
Amortization of deferred compensation cost	$13,888	$-	$13,888
Payroll expenses	29,258	93,107	122,365
Professional fees	37,401	44,004	81,405
Website	3,050	9,336	12,386
Services and fees expense	180	6,133	6,313
Travel, meals and entertainment	-	6,587	6,587
Printing and reproduction	77	1,713	1,790
Telephone	-	1,500	1,500
Rent	-	1,500	1,500
Other expenses	342	2,149	2,491

Loss before other items	(84,196)	(166,029)	(250,225)

Other items:
Interest income	190	815	1,005

Net loss for the period	$(84,006)	$(165,214)	$(249,220)

 The accompanying notes are an integral part of these financial statements

MODERN CITY ENTERTAINMENT LLC
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
for the three months ended March 31, 2007 and
for the period May 9, 2006 (Date of Inception) to December 31, 2006 and
for the period May 9, 2006 (Date of Inception) to March 31, 2007
(Stated in US Dollars)

		Period from	Period from
	Three Months	May 9, 2006	May 9, 2006
	Ended	(Inception) to	(Inception) to
	March 31,	December 31,	March 31
	2007	2006	2007

Cash flows used in Operating Activities
Net loss for the period	$(84,006)	$(165,214)	$(249,220)
Add items not involving cash:
Amortization of deferred compensation cost	13,888		13,888
Changes in non-cash working capital items related to operations:
Credit card payable	1,781	5,719	7,500
Accounts payables and accrued liabilities	13,500	34,500	48,000
Net cash (used in) operating activities	(54,837)	(124,995)	(179,832)

Cash Flows used in Investing Activity
Purchase of property and equipment	(1,691)	-	(1,691)
Investment in screenplay rights	(30,000)	-	(30,000)
Investment in Azul Studios Int’l Inc. Note 6	(25,000)	-	(25,000)
Net cash (used in) investing activities	(56,691)	-	(56,691)

Cash Flows provided by Financing Activities
Contributions by members	-	450,000	450,000
Net cash provided by financing activities	-	450,000	450,000

Increase (decrease) in cash during the period	(111,528)	325,005	213,477

Cash, beginning of the period	325,005	-	-

Cash, end of the period	$213,477	$325,005	$213,477

 The accompanying notes are an integral part of these financial statements.

MODERN CITY ENTERTAINMENT, LLC
(A Development Stage Company)
STATEMENTS OF MEMBERS’ EQUITY
For the period May 9, 2006 (Inception) to March 31, 2007
(Stated in US Dollars)

	Contributions May 9 (Inception) to December 31, 2006		Net (Loss) for the period May 9, 2006 (Inception) to December 31, 2006	Balance December 31, 2006		Contributions February 24, 2007 (See * below)		Three months ended March 31, 2007		Balance March 31, 2007
Class “A” Membership Units	Proceeds	Units				Proceeds	Units	Net (Loss)	Distribution Azul Stock	Members Equity	Units
William Erfurth	$-	200,000	$(17,391)		$(17,391)	$150,000	3,000,000	$(22,590)	$(4,000)	$106,019	3,200,000
Billie Grief	$-	200,000	$(17,391)		$(17,391)			$(1,412)	(250)	$(19,053)	200,000
Scott Rosenfelt	$-	200,000	$(17,391)		$(17,391)			$(1,412)	(250)	$(19,053)	200,000
Ron Stone	$-	200,000	$(17,391)		$(17,391)	$100,000	2,000,000	$(15,531)	(2,750)	$64,328	2,200,000
Christian Ramirez	$-	200,000	$(17,391)		$(17,391)	$100,000	2,000,000	$(15,531)	(2,750)	$64,328	2,200,000
David Hold	$-	-		$		$50,000	1,000,000	$(7,059)	(1,250)	$41,691	1,000,000
Mark Geoghegan	$-	-		$		$50,000	1,000,000	$(7,059)	(1,250)	$41,691	1,000,000
Joe Grecco	$-	-		$		$50,000	1,000,000	$(7,059)	(1,250)	$41,691	1,000,000

Class “B” Membership Units
M & R Kesselman	$150,000	300,000	$(26,087)		$123,913	-	-	$(2,118)	(3,750)	$118,045	300,000
Frank Pierce	$125,000	250,000	$(21,739)		$103,261	-	-	$(1,765)	(3,125)	$98,371	250,000
William Lindsay	$100,000	200,000	$(17,391)		$82,609	-	-	$(1,411)	(2,500)	$78,697	200,000
Joe Sollecito	$50,000	100,000	$(8,695)		$41,305	-	-	$(706)	(1,250)	$39,349	100,000
William Erfurth	$25,000	50,000	$(4,347)		$20,653	-	-	$(353)	(625)	$19,675	50,000
Total	$450,000	1,900,000	$(165,214)		$284,786	$500,000	10,000,000	$(84,006)	$(25,000)	$675,780	11,900,000

*  Contributions comprised of units issued for future services, which vest over a period of three (3) years from the date of issue. (Note 5)

Note 1                 Nature of Operations

Modern City Entertainment LLC, a Development Stage Company (“ the Company”) was organized under the laws of the State of Florida on May 9, 2006.  The Company was organized for the purpose of developing, packaging and producing film, primarily in South Florida. The Company currently has the rights to six screenplays and is in the process of securing financing for the development of its first production.

The initial screenplay being developed is a movie called “Padre Pio The Signs of Heaven” which is a real life journey through the life, beliefs and miraculous events in the life of Padre Pio, a screenplay for which the Company acquired the exclusive rights in January 2007.

Note 2                 Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared in conformity with U. S. generally accepted accounting standards.  The Company recognizes income and expenses based on the accrual method of accounting.

Income Taxes

The Company, with the consent of its members, has elected under the Internal Revenue Code to be a limited liability corporation. The members of a limited liability corporation are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions.  These assumptions, if not realized, could affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

The Company maintains its cash balances in one financial institution located in Tampa, Florida.  The balances are insured by the Federal Deposit Insurance Corporation up to $100,000.  At March 31, 2007, the Company’s uninsured cash balances total approximately $114,000.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term highly liquid notes and certificates of deposits with original maturities of three months or less to be cash equivalents.

Note 2                 Summary of Significant Accounting Policies - Continued

Recent Pronouncements

In June 2006, FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 190” (“FIN No. 48”).  FIN No. 48 clarifies the accounting for uncertainty in income taxes by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to taken in a tax return.  The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure.  FIN No. 48 is effective for fiscal years beginning after December 15, 2006.  We are in the process of evaluating the impact of FIN no. 48 on our financial condition and results of operations.

In September 2006, FASB issued FASB Statement No. 157 “Fair Value Measurements” (“FAS 157”).  This new standard provides guidance for using fair value to measure assets and liabilities.  Under FAS 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts.  In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability.  In support of this principle, FAS 157 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions.  The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity’s own data.  Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy.  The provisions of FAS 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company has not yet determined the impact that the adoption of FAS 157 will have on its consolidated financial position, results of operations or cash flows.

Advertising Costs

The Company did not incur any advertising costs during the period from June 9, 2006 (inception) to March 31, 2007.

Note 3                 Equipment

	2007
		Accumulated
	Cost	Amortization	Net

Office equipment	1,691	-	1,691

	$1,691	$-	$1,691

Note 4                 Screenplay rights

On January 8, 2007 the Company acquired all right title and interest to the screenplay, “Padre Pio, The Signs of Heaven for proceeds of $30,000 USD.  The Company has commenced the development of that screenplay and it carries the rights at cost.

Note 5                 Deferred Compensation

On February 23, 2007, the Company issued 10,000,000 Class “A” units to certain officers and consultants of the Company.  The units were valued at $0.05 per unit or $500,000 in aggregate and vest evenly over a period of three (3) years.  During the three months ended March 31, 2007 the Company amortized $13,888 of the deferred compensation, resulting in a net deferred balance of $486,112.  The units were converted to common stock of Azul Studios International Inc. on April 27, 2007 see subsequent events note 6.

Note 6                 Investment in Azul Studios International Inc.

On February 28, 2007 the Company acquired 100,000 common shares of the capital stock of Azul Studios International Inc. for proceeds of $25,000. The shares were in turn distributed to Unit holders pro-rata as provided in the Companies statement of members equity.

Note 7                 Subsequent events

On April 27, 2007, Modern City Entertainment, LLC unit holders and a shareholder of Azul Studios International, Inc. entered into an agreement whereby the shareholder of Azul Studios International Inc. tendered 19,071,546 of the common shares held in the Company to be held in trust for the unit holders of Modern City Entertainment LLC in exchange for the transfer of 99% of the issued and outstanding units of Modern City Entertainment LLC to Azul Studios International Inc.  This transaction will be accounted for as a reverse acquisition.  Azul Studios International Inc. simultaneously changed its name to Modern City Entertainment Inc.

Note 8                      Employee Benefit plan

The  Company does not have a deferred profit-sharing or retirement  plan.  The company does not maintain an incentive compensation plan.

Note 9         Contingencies and Commitments

The Company is not aware of any legal proceedings against it at March 31, 2007. No contingencies have been provided in the financial statements.

Employment Contracts

The Company has employment agreements with certain executive officers. These agreements may obligate the Company to a severance amount equal to one year’s compensation should an executive leave the Company under certain terms of the agreement.